BRIAN L. DAVIDOFF (SBN 102654)
BDavidoff@GreenbergGlusker.com
KEITH PATRICK BANNER (SBN 259502)
KBanner@GreenbergGlusker.com
GREENBERG GLUSKER FIELDS CLAMAN
& MACHTINGER LLP
1900 Avenue of the Stars, 21st Floor
Los Angeles, California 90067-4590
Telephone: 310.553.3610
Fax: 310.553.0687

Attorneys for Reorganized Debtor

FILED & ENTERED
FEB 03 2017
CLERK U.S. BANKRUPTCY COURT
Central District of California
BY ghaltchi DEPUTY CLERK

CHANGES MADE BY COURT

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

LOS ANGELES DIVISION

In re:

IMAGING3, INC.,

Reorganized Debtor.

Case No. 2:12-bk-41206-NB

Chapter 11

ORDER GRANTING REORGANIZED DEBTOR'S MOTION FOR:

1. ENTRY OF FINAL DECREE CLOSING CHAPTER 11 CASE, AND

2. APPROVAL OF STIPULATIONS IN CONNECTION THEREWITH.

Hearing Date:

Date: January 31, 2017
Time: 1:00 p.m.
Place: Courtroom 1545
255 E. Temple Street
Los Angeles, CA 90012

The Court having considered the: (a) the *Reorganized Debtor's Notice of Motion and Motion For: 1) Entry of Final Decree Closing Chapter 11 Case, and 2) Approval of Stipulation and Agreement in Connection Therewith*, filed by the Reorganized Debtor, Imaging3, Inc. (the "Reorganized Debtor") on January 6, 2017 [Docket No. 599] (the "Motion"); (b) the Agreement On Treatment of Administrative Claim of Greenberg Glusker Fields Claman & Machtinger LLP,

attached to the Motion as Exhibit 1 (the "Greenberg Glusker Fee Agreement"); and (c) the Agreement On Treatment of Administrative Claim of The Mentor Group, attached to the Motion as Exhibit 2 (the "Mentor Fee Agreement"), no opposition having been filed, good cause appearing, and Court's tentative ruling, incorporated by reference herein pursuant to FRCP 52(a) and FRBP 7052, as applied to contested matters under FRBP 9014(c),

IT IS ORDERED:

1. The Motion is granted.

2. The Greenberg Glusker Fee Agreement is approved.

3. The Mentor Fee Agreement is approved.

4. Upon entry of this order, the Clerk *is requested and directed to* ~~shall~~ enter a final decree pursuant to FRBP 3022 and close the case pursuant to 11 U.S.C. § 350(a).

5. Notwithstanding the foregoing the bankruptcy case may be reopened on motion as set forth in the Greenberg Glusker Fee Agreement and/or the Mentor Fee Agreement*, and this court retains jurisdiction for those purposes and as otherwise provided by law or as contemplated by the prior orders and proceedings of this court*.

###

Date: February 3, 2017

Neil W. Bason
United States Bankruptcy Judge

GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP
1900 Avenue of the Stars, 21st Floor
Los Angeles, California 90067-4590